                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 12, 2001 (March 9, 2001)

                             LIBERTY PROPERTY TRUST

                      LIBERTY PROPERTY LIMITED PARTNERSHIP
--------------------------------------------------------------------------------
     (Exact names of registrants as specified in their respective charters)


      Maryland                       1-13130                     23-7768996
    Pennsylvania                     1-13132                     23-2766549
--------------------------------------------------------------------------------
   (State or other                 (Commission                 (IRS Employer
   jurisdiction of                 File Number)              Identification No.)
    incorporation)


           65 Valley Stream Parkway,
                  Malvern, PA                                    19355
--------------------------------------------------------------------------------
    (Address of principal executive offices)                    Zip Code


           REGISTRANTS' TELEPHONE, INCLUDING AREA CODE: (610) 648-1700


                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name and former address, if changed since last report)

ITEM 5.  Other Events.

         On March 9, 2001, Liberty Property Limited Partnership (the "Partnership") priced a public offering (the "Offering") of $250,000,000 principal amount of its 7.25% Senior Notes due 2011. Goldman, Sachs & Co., Salomon Smith Barney Inc., Credit Chase Securities Inc., Credit Suisse First Boston Corporation, Lehman Brothers Inc. and UBS Warburg LLC (collectively, the "Underwriters") acted as underwriters for the Offering. The Underwriting Agreement relating to the Offering is filed as Exhibit 1.1 to this Report.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Businesses Acquired.

         None.

(b)      Pro Forma Financial Information.

         None.

(c)      Exhibits.

          1.1 Underwriting Agreement, dated March 9, 2001, by and among Liberty Property Trust (the "Trust"), the Partnership and the Underwriters.

         12.1   Statement Re: Computation of Ratio of Earnings to Fixed Charges.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LIBERTY PROPERTY TRUST



Dated: March 12, 2001                     By:    /s/ George J. Alburger, Jr.
                                              ----------------------------------
                                              Name:  George J. Alburger, Jr.
                                              Title: Chief Financial Officer


                                        LIBERTY PROPERTY LIMITED PARTNERSHIP

                                        By:   Liberty Property Trust, as its
                                              sole general partner


Dated: March 12, 2001                     By:    /s/ George J. Alburger, Jr.
                                              ----------------------------------
                                              Name:  George J. Alburger, Jr.
                                              Title: Chief Financial Officer

                                INDEX TO EXHIBITS

Exhibit No.                      Description
-----------                      -----------

    1.1 Underwriting Agreement, dated March 9, 2001, by and among the Trust, the Partnership and the Underwriters.

   12.1   Statement Re: Computation of Ratio of Earnings to Fixed Charges.